Exhibit (n)(2)

SCHEDULE I, DATED MARCH 12, 2014, TO MULTIPLE CLASS OF SHARES PLAN FOR

FIDELITY INSTITUTIONAL MONEY MARKET FUNDS, DATED MARCH 19, 2009

FIDELITY COLCHESTER STREET TRUST

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Prime Money Market Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Class IV	none	0.25	0.25
Institutional Class	none	none	none
Government Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Institutional Class	none	none	none
Money Market Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Institutional Class	none	none	none
Class F	none	none	none
Tax-Exempt Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Treasury Only Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Class IV	none	0.25	0.25
Institutional Class	none	none	none
Treasury Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Class IV	none	0.25	0.25
Institutional Class	none	none	none